EXHIBIT 21.1

Subsidiaries of OPENLANE, Inc.

The following is a list of subsidiaries of OPENLANE, Inc. (a Delaware corporation) as of December 31, 2025:

Name	State or Jurisdiction of Incorporation or Organization
2540-0714 Quebec Inc.	Quebec
504811 NB Ltd.	New Brunswick
51937 Newfoundland & Labrador Limited	Newfoundland
79378 Manitoba Inc.	Manitoba
ADESA Auctions Canada Corporation	Nova Scotia
ADESA Corporation, LLC	Indiana
ADESA Dealer Services, LLC	Indiana
ADESA Mexico, LLC	Indiana
ADESA Montreal Corporation	Nova Scotia
ADESA Quebec Corporation	Federal
ADESA Remarketing Services Inc.	Ontario
ADESA, Inc.	Delaware
AFC CAL, LLC	California
AFC Funding Corporation	Indiana
Auction Frontier, LLC	California
Auction Vehicles of Mexico, S. de R.L. de C.V.	Federal District of Mexico
AuctionTrac, LLC	Indiana
Automotive Finance Canada Inc.	Ontario
Automotive Finance Consumer Division, LLC	Indiana
Automotive Finance Corporation	Indiana
Autoniq, LLC	Virginia
AutoVIN Canada Inc.	Nova Scotia
AutoVIN, Inc.	Indiana
BacklotCars Uruguay S.A.S.	Uruguay
BacklotCars UY, S.R.L.	Uruguay
BacklotCars, Inc.	Delaware
BLC UY Quota Holdings, LLC	Delaware
Car Quality Services GmbH	Germany
CarCo Technologies, LLC	Delaware
CarsArrive Network, Inc.	Georgia
CARWAVE, LLC	Delaware
Clearplan, LLC	Delaware
KAR Auction Services International Limited	United Kingdom
LaneLink, LLC	Arizona
MobileTrac LLC	Delaware
NEPO Auto Centre, Inc.	Ontario
Nth Gen Software (Florida) LLC	Florida
Nth Gen Software, Inc.	Ontario
OPENLANE Belgium NV	Belgium
OPENLANE Canada Co.	Nova Scotia
OPENLANE Canada Inc.	Ontario

Name	State or Jurisdiction of Incorporation or Organization
OPENLANE Deutschland GmbH	Germany
OPENLANE Europe Holding NV	Belgium
OPENLANE Europe NV	Belgium
OPENLANE France SAS	France
OPENLANE Italia S.R.L.	Italy
OPENLANE Nederland B.V.	The Netherlands
OPENLANE Philippines, Inc.	Philippines
OPENLANE Remarketing Limited	United Kingdom
OPENLANE Subastas España, S.L.	Spain
OPENLANE US, Inc.	Delaware
PAR, Inc.	Indiana
Recovery Database Network, Inc.	Delaware
STRATIM Systems Incorporated	Delaware
TradeRev Motors Inc.	Ontario
TradeRev Technologies Inc.	Ontario
TradeRev USA LLC	Florida